FUND NAME CHANGES:


   Registrant incorporates by reference
Form 497,
   dated and filed on December 20,
2016.
   (SEC Accession No. 0001193125-16-
798521)




FUND LIQUIDATIONS:

WisdomTree Australia & New Zealand Fund
WisdomTree Indian Rupee Strategy Fund



   Registrant incorporates by reference
Form 497,
   dated and filed on March 01,2017.
   (SEC Accession No. 0001193125-17-
063996)